Exhibit 99.1

                             Joint Filer Information

Name: MILLENNIUM HOLDING GROUP, L.P.

Address:  666 Fifth Avenue
          New York, New York 10103

Designated Filer:  Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement:  November 5, 2004

Signature:  MILLENNIUM HOLDING GROUP, L.P.

            By:  Millennium Management, L.L.C.
                 its general partner

            By:  /s/ Terry Feeney
                 -------------------------------
                 Name:   Terry Feeney
                 Title:  Chief Operating Officer


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                             Joint Filer Information

Name:  MILLENNIUM MANAGEMENT, L.L.C.

Address:  666 Fifth Avenue
          New York, New York 10103

Designated Filer:  Riverview Group, LLC

Issuer:  TeleCommunication Systems, Inc.

Date of Event Requiring Statement:  November 5, 2004

Signature:  MILLENNIUM MANAGEMENT, L.L.C.

            By: /s/ Terry Feeney
                -------------------------------
                Name:   Terry Feeney
                Title:  Chief Operating Officer

                             Joint Filer Information

Name:  Israel A. Englander

Address:  c/o Millennium Management, L.L.C.
             666 Fifth Avenue
             New York, New York 10103

Designated Filer:  Riverview Group, LLC

Issuer:  TeleCommunication Systems, Inc.

Date of Event Requiring Statement:  November 5, 2004

Signature:

            /s/ Israel A. Englander
            --------------------------------
            Israel A. Englander